EXHIBIT 99.1

CONTACT:	Michael H. McLamb Chief Financial Officer MarineMax, Inc. 727/531-1700	Brad Cohen 203/682-8211 Tom Ryan 203/682-8200 Integrated Corporate Relations, Inc.

MarineMax Updates Fourth Quarter 2004 Earnings Per Share Range
Due To Recent Hurricanes

•	Company expects 2004 EPS of $1.43 to $1.48
•	Announces web cast on September 7, 2004 at 9:00 am Eastern Time

     CLEARWATER, FL — September 7, 2004—MarineMax, Inc. (NYSE: HZO), the nation’s largest recreational boat retailer, announced today that it expects earnings per share of $1.43 to $1.48 on a fully diluted basis for its fiscal year ending September 30, 2004. This compares to the previously announced fiscal 2004 guidance range of $1.58 to $1.60 per diluted share.

The Company will release fiscal 2004 and fourth quarter results on October 28, 2004.

William H. McGill, Jr., Chairman, Chief Executive Officer and President of MarineMax, Inc., stated, “The strength of our business over the last two months validates our customer centric strategies and stands in stark contrast to what many retailers experienced over the same time horizon. For the two months ended August 31, our same-store sales grew 7%, including the negative impact from Hurricane Charley.”

Mr. McGill continued, “Beginning last week, the threatening path of Hurricane Frances and the preparedness taken by essentially all Florida residents in the days before and after the storm have negatively impacted our business in this very important market. While difficult to precisely measure the exact impact, we are updating our expectations for the fourth quarter and fiscal 2004 to better reflect the consequences of these events. We remain confident that our team can continue to deliver market leading growth and look forward to demonstrating that as we forge ahead in fiscal 2005.”

Mr. McGill, concluded, “We are still determining the physical damage that we sustained, but we are more focused on our team and their families. A lot of people’s lives have been affected by these storms and our thoughts and prayers go out to our team and our fellow citizens.”

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The Company will host a conference call to review the recent events which will be broadcast live over the Internet this morning, September 7, 2004, at 9:00 a.m. Eastern Time. During the conference call, it is possible that the Company may make public disclosure of material nonpublic information and may make forward-looking statements regarding the Company’s business, operations, and financial condition.

To access the call, please visit the investor relations section of the Company’s web site:

     http://www.marinemax.com

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available for 30 days.

About MarineMax

Headquartered in Clearwater, Florida, MarineMax is the nation’s largest recreational boat retailer. Focused on premium brands, such as Sea Ray, Boston Whaler, Meridian, Hatteras, Ferretti Yachts, Custom Line, CRN, Pershing, Riva, Mochi Craft, Apreamare and Bertram, the Company sells new and used recreational boats and related marine products and provides yacht brokerage service through its Motor Yachts division. The Company currently operates 67 retail locations in Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Maryland, Minnesota, Nevada, New Jersey, North Carolina, Ohio, South Carolina, Texas and Utah. MarineMax is a New York Stock Exchange-listed Company.

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include expectations regarding the strength of our products and the performance of our team; our position in the boating market; our ability to continue long-term growth and increase stockholder value; and our earnings guidance for fiscal 2004. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include the ability to accomplish goals and strategies, the success of the acquisition program, synergies expected from acquisitions, anticipated revenue enhancements, general economic conditions and the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations and numerous other factors identified in the Company’s Form 10-K and other filings with the Securities Exchange Commission.

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